UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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The New America High Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE NEW AMERICA HIGH INCOME FUND, INC.

33 Broad Street

Boston, Massachusetts 02109

Notice of Postponement of 2020 Annual Meeting of Stockholders and Change to a Virtual Meeting

April 17, 2020

Dear Stockholder:

NOTICE IS HEREBY GIVEN that, due to the impacts of the coronavirus pandemic (“COVID-19”), the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The New America High Income Fund, Inc. (the “Fund”) originally scheduled to be held on April 23, 2020, will be postponed to Thursday, April 30, 2020, at 9:00 a.m. Eastern Time. The February 11, 2020 record date (the “Record Date”) for determining Stockholders entitled to vote at the Annual Meeting remains unchanged. Additionally, the Annual Meeting will be a virtual meeting hosted via a web-based portal. These changes have been made out of an abundance of caution and are intended to support the health and well-being of Stockholders.

If you were a recordholder of shares of the Fund’s Common Stock as of the Record Date (i.e., you held Fund shares in your own name directly with the Fund), you may participate in, and vote at, the Annual Meeting by: (i) accessing https://web.lumiagm.com/246807392; (ii) entering the control number found on the proxy card or notice you previously received; and (iii) entering the password new2020 (the password is case sensitive).

If you held shares of the Fund’s Common Stock through an intermediary (such as a broker-dealer) as of the Record Date, in order to participate in, and vote your shares at, the Annual Meeting, you must first obtain a legal proxy from your intermediary. Contact your intermediary to request a legal proxy form. After obtaining a valid legal proxy from your intermediary, you must submit proof of your legal proxy reflecting the number of shares you own, along with your name and email address, to American Stock Transfer & Trust Company, LLC (“AST”) to register to attend the Annual Meeting. Requests for registration should be directed to proxy@astfinancial.com and must be received by AST no later than 3:00 p.m. Eastern Time on April 29, 2020. You will then receive confirmation of your registration and a control number by email from AST. To attend the Annual Meeting: (i) access https://web.lumiagm.com/246807392; (ii) enter the control number you received from AST; and (iii) enter the password new2020 (the password is case sensitive). Please access https://go.lumiglobal.com/faq for assistance with any questions regarding accessing the Annual Meeting.

If a Stockholder requests to attend the Annual Meeting at a physical location, the Fund has designated the offices of Goodwin Procter LLP (“Goodwin”), 100 Northern Avenue, Boston, Massachusetts 02210, for such purpose; however, no members of the Fund’s Board of Directors or management will be present at that location during the Annual Meeting. The Fund and Goodwin are sensitive to the health and travel concerns of the Fund’s Stockholders and the evolving recommendations from public health officials. Due to the difficulties arising from COVID-19, the location, means or other details of attending the Annual Meeting may change. In the event of such a change, and if a Stockholder of record has requested to attend the Annual Meeting at Goodwin’s Boston offices, then the Fund will issue a press release announcing the change and file the announcement on the SEC’s EDGAR system, among other steps, but may not deliver additional soliciting materials to Stockholders or otherwise amend the proxy materials. The Fund plans to announce these changes, if any, at http://www.newamerica-hyb.com/sitemap.html#press_release, and encourages you to check for new press releases prior to the Annual Meeting.

We hope that you will be able to participate in the Annual Meeting. Whether or not you plan to participate in the Annual Meeting, and regardless of the number of shares you own, it is important that your shares be represented. You are urged to complete, sign, date and return the proxy card that was previously provided to you, or to vote your shares via the Internet or by touch-tone telephone. Please act promptly to assure that your shares are represented at the Annual Meeting.

Sincerely,

Ellen E. Terry

President and Director

On behalf of the Board of Directors